UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

U.S. One Trust
-------------
(Exact name of registrant as specified in its charter)

Delaware	27-1202028
(State of incorporation or organization)	(IRS Employer Identification No.)

c/o U.S. One Trust 9190 Double Diamond Parkway Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered
One Fund	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates:  333-160877

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.       Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR Accession No. 0001144204-10-018532 on April 5, 2010, which is incorporated herein by reference.

Item 2.       Exhibits

A.
Registrant’s Certificate of Trust dated July 26, 2009 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0000950123-09-027054 on July 29, 2009.

B.
Registrant’s Agreement and Declaration of Trust dated July 29, 2009 is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0000950123-09-027054 on July 29, 2009.

C.
Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-160877 and 811-22320), as filed with the SEC via EDGAR Accession No. 0000950123-09-027054 on July 29, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 8, 2010	U.S. One Trust

	By:	/s/ Paul Hrabal
Paul Hrabal
President